Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 2, 2020, except for Note 18(a) and 18(b), as to which the date is November 30, 2020, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-250009) and related Prospectus of Silverback Therapeutics, Inc. for the registration of up to 11,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

December 3, 2020